Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Iconix Brand Group Inc.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated October 7, 2005, relating to the consolidated financial statements of JBC Holdings, LLC and Subsidiaries, appearing in the Company’s Report on Form 8-K/A for the event dated July 22, 2005.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

New York, New York

November 8, 2006